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                                                                    EXHIBIT 10.8




                         PROMISSORY NOTE-REVOLVING LINE

         For value received, Computer Translation Systems & Support, Inc. (maker) promises to pay to ErgoBilt, Inc. ("ErgoBilt") or to the order of ErgoBilt, at 9244 Markville Drive, in the City of Dallas, State of Texas, or such other place as the holder of this note may from time to time designate, on the maturity date:

a) The principal sum of Two Thousand Dollars ($200,000) or the aggregate unpaid principal amount of all advances or readvances by ErgoBilt to
    Section 3.1.e. of the Purchase and Sale Agreement (collectively referred to as "principal"), executed on the same date, and

b) All accrued interest at a rate of LIBOR plus 200 basis points from the date of the $200,000 loan and each subsequent advance or readvance until paid in full. No penalty for payment prior to due date. Principal and interest shall be due and payable on the Maturity Date. This note is secured by a Conditional Assignment and Security Agreement.

         The maker of this note waives demand, presentment for payment, notice of dishonor, protest and notice of protest, diligence in collecting or in bringing suit against any party to this note. The failure to pay any installment of principal or interest when due and/or a breach of the Conditional Assignment and Security Agreement gives the holder the right to declare the balance immediately due and payable.

         In no event will the interest to be paid on this note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas. Debtor is under no obligation to pay any excess interest, and the provisions of this agreement will be deemed amended to conform to legal requirements, should any violation occur.

Maturity date: August 22, 1999.

Executed this                 .
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Computer Translation Systems & Support, Inc.

By:
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     CEO and Chairman of Board